UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

PENNICHUCK CORPORATION
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________

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[ ]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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25 Manchester Street

Merrimack, New Hampshire 03054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, May 5, 2008

To Our Shareholders:

The Annual Meeting of Shareholders of Pennichuck Corporation will be held at 9:00 AM (Eastern Time), on Monday, May 5, 2008, at the Nashua Courtyard by Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

(1)

To elect three directors;

(2)

To act upon a proposal to amend the Pennichuck Corporation 2000 Stock Option Plan (as previously amended and restated in March 2007) to provide for grants of awards to directors; and

(3)

To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 7, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.  Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  Your attention is directed to the attached Proxy Statement.

By Order of the Board of Directors,

RICHARD A. SAMUELS
Secretary

Merrimack, New Hampshire

March 25, 2008

WE URGE SHAREHOLDERS TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

PENNICHUCK CORPORATION

25 Manchester Street

Merrimack, New Hampshire 03054

_____________________________

PROXY STATEMENT

for

2008 ANNUAL MEETING OF SHAREHOLDERS

to be held on May 5, 2008

_____________________________

About the Annual Meeting

Why have I received these materials?

This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 2, 2008.  The proxy is being solicited by the Board of Directors of Pennichuck Corporation (referred to throughout this Proxy Statement as “Pennichuck” or the “Company” or “we” or “our”) in connection with our Annual Meeting of Shareholders that will take place on Monday, May 5, 2008, at 9:00 AM (Eastern Time), at the Nashua Courtyard by Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any adjournment thereof.  You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report to Shareholders for the year ended December 31, 2007 has also been mailed to you.

Who is entitled to vote at the Annual Meeting?

Holders of shares of common stock of Pennichuck as of the close of business on Friday, March 7, 2008, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting.  As of the record date, 4,233,235 shares of our common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name in Pennichuck’s stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it to Pennichuck or deliver it in person.

“Street name” shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

For “record” shareholders of common stock, yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a duly executed proxy bearing a later date prior to the date of the Annual Meeting or by voting again prior to the time at which our voting facilities close.  In any event, the later submitted vote will be recorded and the earlier vote revoked.

For “street name” shareholders of common stock, you will need to review the instructions on the proxy form provided to you by the institution that holds your shares to determine whether you may change your vote after you have submitted a proxy.  If you are permitted to change your vote after you have submitted a proxy, follow the instructions for revocation on such form to do so.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as “withholding” or containing “broker non-votes” on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum.  A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.  Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.

What vote is required to approve each proposal at the Annual Meeting?

Under New Hampshire law, the election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal.  Votes that are withheld will have no effect on the outcome of the election of directors.

Approval of the proposed amendment to the Pennichuck Corporation 2000 Stock Option Plan, as amended, requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote on the proposal.  Votes that are withheld will have no effect on the outcome of the election of directors.

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter.  Accordingly, abstentions and "broker non-votes" will have no effect on the outcome of Proposals 1 and 2.  "Broker non-votes" will be counted for the purpose of determining whether a quorum exists.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors.  The Board of Directors’ recommendation is set forth together with the description of the proposal in this Proxy Statement.  In summary, the Board of Directors recommends a vote:

•

FOR the Board of Directors’ proposal to elect the three nominees as directors of Pennichuck.

•

FOR the Board of Directors’ proposal to amend and restate the 2000 Stock Option Plan to provide for grants of awards to directors.

It should be noted that the current directors, as persons who will become eligible to receive benefits under the 2000 stock opinion plan if the proposed amendment is approved, have an interest in the proposal to add such directors to the Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Pennichuck.  At the date of this Proxy Statement, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

Pennichuck will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our directors, officers and employees.  We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Shareholder Proposals

Any shareholder who intends to present a proposal for inclusion in the Proxy Statement for the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) must deliver the proposal to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054 in writing not later than November 25, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  Any shareholder who intends to present a proposal directly at the 2009 Annual Meeting rather than submitting it for inclusion in next year’s Proxy Statement (i.e., outside the process of Rule 14a-8 of the Securities Exchange Act of 1934) should provide a notice of their intention to do so to the Company Secretary at 25 Manchester Street, Merrimack, New Hampshire 03054.  To be timely, such notice must be received by the Company before the close of business on February 16, 2009.  For any such proposal sought to be presented directly at the 2009 Annual Meeting, Securities and Exchange Commission (“SEC”) rules permit the persons named as proxy holders on proxies relating to such meeting to vote the proxies in their discretion if we: (1) receive notice of the proposal before the close of business on February 16, 2009, and advise shareholders in the 2009 Proxy Statement about the nature of the matter and how the proxy holders appointed by the Board of Directors intend to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 16, 2009.

How will documents be delivered to me if I share an address with other shareholders?

Some brokers and other nominees may participate in the practice of “householding” proxy statements and annual reports to shareholders.  This means that only one copy of our Proxy Statement and annual report to shareholders may have been sent to multiple shareholders in your household.  Pennichuck will promptly deliver a separate copy of either document to you if you contact us at the following address:  Attention Investor Relations, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054; or telephone number: (603) 882-5191.  If you would like to receive separate copies of our Proxy Statements and/or annual reports to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker or other nominee, or contact us at the above address or telephone number.

CORPORATE GOVERNANCE,

BOARD AND COMMITTEE MEMBERSHIP

As of the date of this Proxy Statement, the Board of Directors has determined in its business judgment that all of the members of the Board of Directors are independent under the applicable NASDAQ listing standards and SEC rules and regulations, except for Duane C. Montopoli and except that Hannah M. McCarthy is not currently an “independent director” for purposes of serving on the Company’s Audit Committee or Compensation and Benefits Committee.

In considering status of Pennichuck directors as “independent” within the meaning of the relevant NASDAQ rules and all other applicable laws and standards, the Board of Directors specifically considered the relationships and transactions described under the heading “Certain Relationships and Related Party Transactions” located on page 29 of this Proxy Statement.

The respective membership and functions of the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee, are discussed below.

Audit Committee

The Audit Committee is presently comprised of Robert P. Keller (Chairman), Steven F. Bolander and Michelle L. Chicoine.  The composition of the Audit Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting.  The Audit Committee is responsible for the appointment of the independent auditors, oversight of the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, and other significant financial matters.  The Board of Directors has determined in its business judgment that each of the members of the Audit Committee is independent under the applicable NASDAQ listing standards and SEC rules and regulations.  The Board of Directors has also determined in its business judgment that each of Mr. Keller and Ms. Chicoine are qualified as Audit Committee financial experts within the meaning of applicable rules and regulations of the SEC.  During 2007, the Audit Committee met four times.

The Audit Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Audit Committee can be accessed electronically at the Company’s website at www.pennichuck.com.

Compensation and Benefits Committee

The Compensation and Benefits Committee (the “Compensation Committee”) is presently comprised of Mr. James M. Murphy (Chairman), Steven F. Bolander and Robert P. Keller.  Through May 3, 2007, the date of the 2007 Annual Meeting of Shareholders, John R. Kreick also served on the Compensation Committee.  The composition of the Compensation Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting.  The Compensation Committee is charged generally (a) to establish the Company’s executive compensation program, (b) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's 401(k) Elective Savings Plan for Employees and the performance of the trustee(s) and administrator(s) of these plans, and to recommend changes to the Board as and when appropriate, and (c) to administer the Company's 1995 and 2000 Stock Option Plans.  The Board of Directors has determined in its business judgment that each of the members of the Compensation Committee are independent under the applicable NASDAQ listing standards and SEC rules and regulations.  During 2007, the Compensation Committee met five times.  For information on the Company’s compensation practices, see “Compensation Discussion and Analysis”.

The Compensation Committee has adopted a Charter governing its mission, membership, duties and responsibilities; a copy of the Charter for the Compensation Committee can be accessed electronically at the Company’s web site at www.pennichuck.com.

Compensation Committee Interlocks and Insider Participation

Mr. Kreick served as interim Chief Executive Officer (“CEO”) of the Company for a portion of fiscal year 2003.  He has not served as an officer of the Company in any capacity since August 2003.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “Nominating Committee”), is presently comprised of Joseph A. Bellavance (Chairman), John R. Kreick and Martha E. O’Neill.  Through May 3, 2007, the date of the 2007 Annual Meeting of Shareholders, Ms. Chicoine also served on the Nominating Committee.  The composition of the Nominating Committee following the Annual Meeting will be determined at the meeting of the Board of Directors immediately following the Annual Meeting.  The Nominating Committee is charged generally with identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of shareholders and/or for interim director appointments to the Board of Directors.  The Nominating Committee also recommends to the Board of Directors the director candidates for each committee of the Board of Directors for appointment by the Board of Directors.  The Board of Directors has determined in its business judgment that each of the members of the Nominating Committee is independent under the applicable NASDAQ listing standards and SEC rules and regulations.  During 2007, the Nominating Committee met three times.

The Nominating Committee has adopted a Charter governing its mission, membership and duties and responsibilities; a copy of the Charter for the Nominating Committee can be accessed electronically at the Company’s website at www.pennichuck.com.

The Nominating Committee will consider nominees recommended by Company shareholders provided that the recommendations are made in accordance with the procedures set forth herein.  In addition to considering candidates suggested by shareholders, the Nominating Committee identifies nominees for director through a variety of sources including, but not limited to, the services of executive search firms and referrals from the Company's current directors and executive officers as well as through certain outside service providers such as its outside counsel, outside auditors, commercial and investment banking firms.  The Nominating Committee screens all candidates in the same manner regardless of the source of the recommendation.  A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Company’s Secretary or any member of the Nominating Committee, in writing at the Company’s mailing address, with the name of the recommended candidate for director together with whatever supporting material the shareholder considers appropriate.  The Nominating Committee will consider whether to nominate such person in accordance with criteria set forth in the Charter, including:

•

the potential nominee’s experience;

•

the independence of the potential nominee under applicable NASDAQ listing standards and SEC rules and regulations;

•

the ability of the potential nominee to represent the interests of the shareholders of the Company;

•

the potential nominee’s integrity, commitment and judgment;

•

the potential nominee’s availability to dedicate time and energy to the performance of his or her duties, taking into account the number of other boards he or she sits on in the context of the needs of the Board of Directors and the Company;

•

the extent to which the potential nominee contributes to the overall expertise and skills appropriate for the Board of Directors; and

•

such other factors relative to the overall composition of the Board as the Committee shall determine to be relevant at the time.

Janet M. Hansen was initially identified by the CFO based on a prior long-standing client relationship and introduced to the CEO.  Thereafter, the CEO recommended Ms. Hansen to the Nominating Committee.  Following a thorough review process including interviews with a majority of the Nominating Committee members and reference checks, the Nominating Committee voted unanimously to recommend to the Board the appointment of Ms. Hansen as a new director nominee subject to shareholder approval.  The Board considered and voted unanimously to accept the recommendation of the Nominating Committee.

Contacting the Board of Directors

Any shareholder who desires to contact Pennichuck’s Chairman, or the other members of the Board of Directors, or the Chairman of the Audit, Compensation or Nominating Committee, may do so by writing to: Board of Directors, Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054.  Communications received in writing are distributed to the Chairman or other members of the Board of Directors, or the Chairman of the relevant committee, as appropriate, depending on the facts and circumstances outlined in the communication received.  For example, if any complaints regarding accounting or auditing matters are received, they will be forwarded to the Chairman of the Audit Committee for review.

GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

To the knowledge of Pennichuck, based solely upon filings made with the SEC, the following are the only persons or entities to beneficially own more than 5% of the outstanding shares of our common stock as of March 7, 2008:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class „

Common Stock	Pictet Asset Management SA 60 Route Des Acacias Geneva, Switzerland CH-12 11 	418,500	9.9%

Common Stock	Wachovia Corporation One Wachovia Center, Charlotte, North Carolina 28288-0137 ‚	261,200	6.2%

Common Stock	GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435 ƒ	226,543	5.4%

_____________________________________________________________________________________________



The information reported here is based on Schedule 13G/A filed with the SEC on January 11, 2008.  Pictet Asset Management SA disclaims beneficial ownership of the shares reported, which are owned of record and beneficially by three non-U.S. investment funds managed by Pictet Asset Management SA.

‚

The information reported here is based on Schedule 13G filed with the SEC on February 1, 2008.

ƒ

The information reported here is based on Schedule 13D filed with the SEC on February 11, 2008 by GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., MJG Associates, Inc., GGCP, Inc., GAMCO Investors, Inc. and Mario J. Gabelli.  The aggregate number of shares of Pennichuck common stock to which the Schedule 13D relates is 226,543 shares, of which 117,566 shares are beneficially owned by Gabelli Funds, LLC, 90,887 shares are beneficially owned by GAMCO Asset Management Inc., 15,400 shares are beneficially owned by MJG Associates, Inc. and 2,700 shares are beneficially owned by Gabelli Securities, Inc.  Mario Gabelli is deemed to have beneficial ownership of the shares of Pennichuck common stock owned beneficially by each of the foregoing persons.  GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares of Pennichuck common stock owned beneficially by each of the foregoing persons other than Mario Gabelli.  Each of the persons listed in Schedule 13D has the sole power to vote or direct the vote, sole power to dispose or to direct the disposition and sole power to direct the receipt of dividends from, and the proceeds of sale of, Pennichuck common stock reported for it, except as indicated in Schedule 13D.

„

Calculation of percentage is based upon a total of 4,233,235 shares outstanding and entitled to vote at March 7, 2008.

Security Ownership of Management

To the knowledge of Pennichuck, the following table sets forth information as of March 7, 2008 with respect to shares of our common stock beneficially owned by each nominee and continuing director, the current or former executive officers named in the executive compensation table below (the “Named Executive officers”), and by all nominees, directors and executive officers as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership  ƒ	Percent of Class ‚
Common Stock	Joseph A. Bellavance ƒ	10,300	*
Common Stock	Steven F. Bolander	133	*
Common Stock	Michelle L. Chicoine	214	*
Common Stock	Janet M. Hansen †	100	*
Common Stock	Robert P. Keller	3,213	*
Common Stock	John R. Kreick ƒ	1,055	*
Common Stock	Hannah M. McCarthy ƒ	1,188	*
Common Stock	Duane C. Montopoli „	26,667	*
Common Stock	James M. Murphy	100	*
Common Stock	Martha E. O’Neill	16,267	*
Common Stock	Stephen J. Densberger ƒ „	52,784	1.2%
Common Stock	Michael C.J. Fallon ƒ …	5,875	*
Common Stock	Bonalyn J. Hartley „	28,223	*
Common Stock	William D. Patterson „	19,333	*
Common Stock	Donald L. Ware „	33,120	*

All Directors And Executive Officers As A Group (13 Persons) ƒ „		192,597	4.4%

* Less than one percent.

___________________________________________________________________________________

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Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 7, 2008.  Unless otherwise noted, the individuals and group noted above have sole voting and investment power with respect to shares beneficially owned.

‚

Calculation of percentages is based upon a total of 4,373,072 shares, which total includes 4,233,235 shares outstanding and entitled to vote on March 7, 2008 plus 139,837 shares that may be issued within 60 days of March 7, 2008 to the individuals and group noted above having rights to exercise stock options if such persons or group members exercise such rights within such period.

ƒ

The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in Note „ below and except that voting and investment power is shared as follows: Mr. Bellavance-10,300 shares held in trust: Mr. Kreick-1,055 shares owned jointly with his wife: Ms. McCarthy-1,188 shares owned jointly with her husband: Mr. Densberger-12,785 shares owned jointly with his wife: Mr. Fallon-5,609 shares owned jointly with his wife: Ms. Hartley-1,424 shares owned jointly with her husband: Mr. Ware-1,000 shares held in his son’s name: and all directors and executive officers as a group-33,361.

„

Includes shares subject to unexercised stock options previously granted that the individuals and group noted above have a right to acquire within 60 days of March 7, 2008.  Mr. Montopoli holds options to acquire 26,667 shares, Mr. Densberger holds options to acquire 35,999 shares, Ms. Hartley holds options to acquire 26,799 shares, Mr. Patterson holds options to acquire 19,333 shares, Mr. Ware holds options to acquire 31,039 shares, and all directors and executive officers as a group hold options to acquire 139,837 shares.

…

Mr. Fallon resigned on November 16, 2007 and is not included in the total directors and officers as a group.

†

Ms. Hansen is a director nominee and is not included in the total directors and officers as a group.

ELECTION OF DIRECTORS

General

Our Board of Directors is divided into three classes, each class serving for three years, with one class being elected each year.  Our Bylaws give the Board of Directors the discretion to set from time to time the number of directors constituting the entire Board of Directors, provided that the Company has at least three and not more than thirteen directors.  The Board of Directors has determined that the Board of Directors shall consist of nine directors, the number now serving.

The Board of Directors has nominated Hannah M. McCarthy and James M. Murphy, each an incumbent director, and Janet M. Hansen for election to three-year terms expiring at the Annual Meeting of Shareholders in 2011.

The Board of Directors recommends a vote FOR the election of the three nominees as directors of the Company.

Information as to Nominees and Continuing Directors

Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees.  If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, Pennichuck expects that the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors.  All nominees have indicated to the Company their willingness to be nominated as directors and to serve as directors if elected.  At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

The following table sets forth information concerning the persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.

Nominees 	Age	Director of Company Since	Year Present Term Will Expire	Position with Company
Janet M. Hansen	65	N/A	N/A	—
Hannah M. McCarthy	61	1994	2008	—
James M. Murphy	60	2006	2008	—

Continuing Directors 	Age	Director of Company Since	Year Present Term Will Expire	Position with Company
John R. Kreick	63	1998	2010	Non-Executive Chairman
Duane C. Montopoli	59	2006	2010	President and Chief Executive Officer
Martha E. O’Neill	50	1998	2010	—
Joseph A. Bellavance	68	1983	2009
Steven F. Bolander	63	2004	2009	—
Robert P. Keller	70	1983	2009

___________________________________________________________________________________

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All nominees will be and all continuing directors are also directors of the Company's wholly owned subsidiaries, Pennichuck Water Works, Inc. (“Pennichuck Water Works”) and The Southwood Corporation (“Southwood”).

The business experience during the last five years of each of the above nominees, continuing directors and executive officers of the Company, and certain other pertinent information, is as follows:

Nominees for Election at this Annual Meeting

Janet M. Hansen – Ms. Hansen, until her retirement in 2005, had worked in the water utility industry for 30 years.  She was Executive Vice President of Aquarion Company, the largest investor owned water utility in New England, from 1995 to 2005 and its CFO from 1992 to 2000.  She was Chairman of Aquarion Water Company, its principal operating subsidiary, from 2003 to 2005 and its CEO from 2000 to 2003.  Ms. Hansen has been a member of the Board of Directors of Peoples United Financial Inc., a bank holding company, since 2004.  She chairs the Operational Risk Committee and serves on their Audit Committee, on which she has been designated the Audit Committee Financial Expert, and Trust Committee.  She also serves on the Boards of Directors of Bridgeport Hospital and the University of Connecticut Foundation.

Hannah M. McCarthy – Ms. McCarthy has been a director since 1994 and served as interim Chief Executive Officer of the Company from April 15, 2006 until August 21, 2006.  Effective September 1, 2006, Ms. McCarthy has been serving as President of Newbury College in Brookline, Massachusetts, a position she accepted immediately following her five months as interim President and Chief Executive Officer of Pennichuck Corporation.  She still serves as President Emeritus of Daniel Webster College in Nashua, where she was President for 25 years before stepping down from that post in June 2005.  She earned her Bachelor of Arts degree at Simmons College, and did graduate work at Rivier College and Southern New Hampshire University.  Ms. McCarthy has served as a director of the Boys and Girls Club of Nashua, the New Hampshire Charitable Foundation, and the Foundation of International Society of Transport Aircraft Traders.

James M. Murphy – Mr. Murphy has been a director since January 2006.  Mr. Murphy is Chairman of Q10 Capital, LLC, a national mortgage banking firm (owned and operated by 14 independent mortgage bankers), a position he has held since November of 2003, and Founder and Chairman of Q10 New England Realty Resources, an independent mortgage banking company, a position he has held since July of 1982.  Mr. Murphy has been a Certified Mortgage Banker since 1999, a member of the Society of Chartered Realty Investors since July of 2005, and has held a State Certified Appraiser designation since February 1993.  Mr. Murphy earned both a Bachelor of Arts in Economics and a Master of Business Administration from the University of Massachusetts.  Mr. Murphy was a member of the Board of Directors of the Mortgage Bankers Association of America from October 2002 until October 2003, and served as its Chairman in 2002.

Directors with Terms Expiring in 2009

Joseph A. Bellavance – Mr. Bellavance has been a director since 1983.  Mr. Bellavance is Chairman of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua, since 1963.  He has also been a joint owner/manager of PROSIT, LLC, which is principally involved with the ownership and management of real estate, since August 2003.  Mr. Bellavance received his Bachelor of Science degree in Business Administration from the University of New Hampshire.  He is a director of the New Hampshire Wholesale Beverage Association, “New Hampshire The Beautiful,” and a member of the American Legion and the Nashua Rotary Club.

Steven F. Bolander – Dr. Bolander has been a director since April 2004.  Dr. Bolander is Dean Emeritus of the University of New Hampshire’s Whittemore School of Business and Economics.  He has been a consultant to BAE Systems since October 2003 and has consulted with over 50 major corporations during the past 30 years.  He holds a Doctor of Business Administration degree from Kent State University, a Master of Business Administration degree from the University of Colorado, and a Bachelor of Science in Chemistry degree from Iowa Wesleyan College.

Robert P. Keller – Mr. Keller has been a director since 1983.  Mr. Keller is a Certified Public Accountant.  Since November 2003, he has been managing director of Triumph Investment Funds (two community bank private equity funds) located in Bedford, New Hampshire.  From March 2002 until May 2003, he was Chairman and Chief Executive Officer of InStar Services Group, Inc. (a nationwide provider of insurance restorations and reconstruction services), headquartered in Fort Worth, Texas.  Since September 2002, he has served as Chairman of the Board of Directors and Chairman of the Compensation Committee of Security Business Bank of San Diego.  Also, since December 2005, he has served as a director of California Oaks State Bank in Thousand Oaks, California.  As a director of California Oaks State Bank, he serves as a member of the Compensation and Audit Committees.  In addition, he is a director of Homeland Renewable Energy, Inc., a biomass power company in Newtown, Pennsylvania.

Directors with Terms Expiring in 2010

John R. Kreick – Dr. Kreick has been a director since 1998 and was elected Chairman of Pennichuck’s Board of Directors in September 2003.  Dr. Kreick served as our interim Chief Executive Officer from April 2, 2003 until August 4, 2003.  He previously served as President of Lockheed Sanders from 1989 to 1998 and as a Vice President of the Lockheed Martin Corporation from 1988 until 1998.  Dr. Kreick has been a director of Draper Labs since January 2000, and Chairman of its Board since October 2001.  He was elected a director of EMS Technology, a public company, in February of 2003.  He consults for various companies, including Lockheed Martin and BAE Systems.  Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965.  As a Rackman graduate fellow, he worked at the University’s Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966.  He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology.  Dr. Kreick is a director of Navigator Technology Ventures, a trustee of Rivier College, and a trustee of Southern New Hampshire Regional Medical Center.  He has also served on numerous Department of Defense panels and committees.  In 1993, Dr. Kreick received the Electronic Warfare Association’s highest award—the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine’s Aerospace Laurels Award for his long-term contributions to electronic warfare.

Duane C. Montopoli – Mr. Montopoli has been President, Chief Executive Officer and a director of Pennichuck since he joined the Company in August 2006.  He brought to Pennichuck more than 30 years business experience including 16 years CEO experience.  From January 2005 until joining Pennichuck, Mr. Montopoli was Principal of Montopoli & Company LLC of North Andover, MA, which he founded to provide management consulting services.  During this period, from February 2005 until January 2006, he worked as a Senior Consultant for LoftusGroup LLC of Greenwich, Connecticut, a management consulting firm.  From February 2002 until October 2004, Mr. Montopoli was employed by Hitchiner Manufacturing Co., Inc. of Milford, New Hampshire, first as Chief Financial Officer until April 2002 and thereafter as President and Chief Executive Officer.  Hitchiner is a privately-held manufacturer of ferrous investment cast metal parts and assemblies.  Previously, he served as Chief Operating Officer for NetMediaVC LLC of New York, New York, a start-up company formed to provide advertising media to early-stage companies.  Mr. Montopoli also served as Chief Executive Officer of Medical Resources, Inc. of Hackensack, New Jersey, a NASDAQ-listed provider of outpatient diagnostic imaging services, and Chemfab Corporation of Merrimack, New Hampshire, a NYSE-listed manufacturer of polymer-based engineered products.  He began his career in public accounting with Arthur Young & Company, a predecessor firm of Ernst & Young LLP, where he rose to the level of general partner.  Mr. Montopoli completed the Advanced Management Program at Harvard Business School in 1997, received his MBA degree from Golden Gate University in San Francisco in 1978, and received his BBA degree from the University of Cincinnati in 1972 where he graduated magna cum laude.  He is a director of Southworth International Group, Inc. of Falmouth, Maine, a privately-held manufacturer and distributor of vertical lifting and positioning products.

Martha E. O’Neill – Ms. O’Neill has been a director since 1998.  Ms. O’Neill has been practicing as an attorney with the Nashua law firm of Clancy & O’Neill, P.A. since 1982, and is currently President of the firm.  She is a graduate of Wellesley College and Georgetown University Law Center.  Ms. O’Neill serves on the Rivier College Board of Trustees, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board, the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees, the Currier Museum of Art Advisory Council and the Southern New Hampshire Medical Center Board of Trustees.

Executive Officers

Stephen J. Densberger – Mr. Densberger is our Executive Vice President and has been affiliated with Pennichuck since 1974.  Mr. Densberger was the Treasurer of Pennichuck from 1978 to 1983.  He also served as President and a director of Pennichuck Water Service Corporation (the “Service Corporation”) since 1995 and as a director of Pittsfield Aqueduct Company (“Pittsfield”) and of Pennichuck East Utility, Inc. (“Pennichuck East”) since 1998.  Mr. Densberger is a graduate of Assumption College and holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire.  He is an active member and past President of the New Hampshire Water Works Association and past President of the New England Water Works Association.  He is a Councilor on the New Hampshire Department of Environmental Services Water Council and a former alderman in the City of Nashua.  Mr. Densberger is 57 years old.

Bonalyn J. Hartley – Ms. Hartley has been with Pennichuck since 1979 and was elected the Vice President—Administration in May 2001 of Pennichuck.  At the same time, she was also elected Vice President—Administration of Pennichuck Water Works.  From October 1985 to May 2001, she served as Vice President—Controller for Pennichuck and its subsidiaries.  She has also been Vice President—Administration and a director of the Service Corporation since 1995.  She has been Vice President—Administration and a director of Pennichuck East and Pittsfield since 1998.  She is a graduate of Rivier College with a Bachelor of Science degree in Business Management.  She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association.  She is a joint owner of Lakeview Antique Center, LLC.  Ms. Hartley is 63 years old.

Duane C. Montopoli – Mr. Montopoli is listed under Directors with Terms Expiring in 2010 located on page 10 of this Proxy Statement.  He is 59 years old.

William D. Patterson – Mr. Patterson was appointed Senior Vice President on March 17, 2006.  Mr. Patterson joined us as our Vice President and Chief Financial Officer in January 2005.  Mr. Patterson earned his Bachelor of Science degree in Civil Engineering from Princeton University in 1976 and a Masters of Business Administration degree in Finance and Accounting from the University of Chicago Graduate School of Business in 1978.  From January 2003 to January 2005, he served as Executive Advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities.  From June 2001 through January 2005, he provided financial advisory and consulting services for utilities as President of EnSTAR Management Corporation, a company which he founded.  Although Mr. Patterson continues to serve as President of EnSTAR, he has not provided any services on EnSTAR’s behalf since he joined Pennichuck.  From February 2000 to June 2001, he was CFO of Enermetrix, a Maynard, Massachusetts-based early stage software company focused in the retail energy industry.  He previously served for over 15 years as a senior investment banker at E.F. Hutton, Shearson Lehman and Smith Barney, where he headed the firm’s corporate finance practice for utility companies.  In December, 2007, Mr. Patterson was appointed to the Board of Directors of MYR Group, Inc., a leading electrical infrastructure specialty contractor.  Mr. Patterson was also appointed chair of its Audit Committee and a member of its Compensation Committee.  Mr. Patterson is 53 years old.

Donald L. Ware – Mr. Ware was appointed President of Pennichuck Water Works and our other water utilities on March 17, 2006.  Mr. Ware has been our Vice President of Engineering since 1996, and has been Senior Vice President, Operations and Chief Engineer for Pennichuck Water since May 2004.  He has also been a Vice President and director of Service Corporation since 1995, Pennichuck East and Pittsfield since 1998.  He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine.  He also holds a Masters of Business Administration degree from the Whittemore Business School at the University of New Hampshire.  Mr. Ware is 51 years old.

Director Attendance

During the year ended December 31, 2007, the Board of Directors of the Company held 13 meetings.  Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board of Directors on which he or she served.  As a general matter, members of the Board of Directors are expected to attend the Company’s annual meetings.  All members of the Board of Directors and nominees for election to the Board of Directors were present at Pennichuck’s 2007 annual meeting of shareholders.

AMENDMENT TO OUR 2000 STOCK OPTION PLAN

In March, 2000, our Board of Directors adopted (and our shareholders subsequently approved) the Pennichuck Corporation 2000 Stock Option Plan (as amended and restated, the “2000 Plan”).  In March, 2007, our Board of Directors approved (and our shareholders subsequently approved) an amendment to and restatement of the 2000 Plan to increase the shares available for issuance under the 2000 Plan to 500,000.  As of March 7, 2008, options to purchase 255,230 shares remained available for grants.

On March 13, 2008 our Board of Directors approved an amendment of the 2000 Plan, subject to shareholder approval, to provide for grants of awards to directors.  The Board of Directors believes that the amendment of the 2000 Plan furthers the compensation goals of the Company outlined in “Compensation Discussion and Analysis” located on page 16 of this Proxy Statement.  Our Board of Directors therefore unanimously recommends approval of the amendment of the 2000 Plan.  It should be noted that the current directors, as persons who will become eligible to receive benefits under the 2000 Plan if the proposed amendment is approved, have an interest in the proposal to add such directors to the Plan.

Description of the 2000 Plan

The following description of certain features of the 2000 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2000 Plan which is attached hereto as Appendix A.

Plan Administration; Eligibility.  The 2000 Plan provides that it will be administered by a committee of not less than three Disinterested Persons appointed by the Board of Directors.  The Board of Directors has appointed the Compensation and Benefits Committee of the Board of Directors (the “Committee”) to fulfill this role.  The Committee has the power to make recommendations to the Board concerning employees and directors to whom options shall be granted, the number of shares to be represented by each option and the vesting provisions, if any, of each option.  The Committee also determines the other terms and conditions of each award, subject to the provisions of the 2000 Plan, and is empowered to make determinations regarding, and prescribe rules relating to, the 2000 Plan.  Options shall be granted by the Board of Directors and may be granted only to those employees and directors of the Company and its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company, as recommended from time to time by the Committee.  The class of persons eligible to receive options is limited to full-time employees of the Company or its subsidiaries and directors of the Company.

Stock Options.  The 2000 Plan permits the granting of options to purchase the Company's common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify under Section 422 of the Code (“Nonstatutory Options”).  Incentive Options may be granted only to employees; Nonstatutory Options may be granted to employees and directors.  Incentive Options and Nonqualified Options are collectively referred to in this Proxy Statement as “Options.”  The exercise price of each Option will be determined by the Committee but may not be less than 100% of the fair market value of the Company's common stock on the date of grant.  The term of each Option will be fixed by the Committee and may not exceed ten years from date of grant.  The Committee will determine, subject to the provisions of the 2000 Plan, the period of time, if any, after disability or termination of employment or directorship during which vested Options may be exercised.  Options may be exercisable in installments, and the exercisability of Options may be accelerated by the Board of Directors in certain instances.  Upon exercise of Options, the Option exercise price must be paid in full either in cash or by check or other instrument acceptable to the Committee, or if the Committee so permits, by delivery of shares of the Company's common stock already owned by the optionee or acquired upon exercise.  To qualify as Incentive Options, Options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Adjustment for Stock Dividends, Mergers, etc.  The 2000 Plan provides that the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the 2000 Plan but as to which no Options have yet been granted, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued shares of Common Stock effected without receipt of consideration by the Company.

In the event of a merger or sale of the Company, the Board of Directors, in its discretion, may provide for substitution or adjustments of outstanding options, or may accelerate the vesting and provide for termination of unexercised options which are not exercised within the time prescribed by the Board with or without payment of cash consideration.

Amendments and Termination.  Subject to certain limitations, the Board of Directors may at any time amend or terminate the 2000 Plan.  However, no such action may be taken which affects any rights under outstanding options without the optionee's written consent and, further, plan amendments shall be subject to approval by the Company's shareholders if and to the extent required by the Exchange Act, to ensure that awards granted under the 2000 Plan are exempt under Rule 16b-3 promulgated under the Exchange Act, or required by the Code to preserve the qualified status of Incentive Options.

Tax Aspects Under the U.S. Internal Revenue Code.  The following is a summary of the principal federal income tax consequences of option grants under the 2000 Plan.  It does not describe all federal tax consequences under the 2000 Plan, nor does it describe state or local tax consequences.

Incentive Options.  Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of any Incentive Option.  If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, (such periods referred to in (a) and (b), the "holding period") the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. The favorable tax treatment available to employees is dependent upon employees exercising the options in accordance with the terms of the 2000 Plan and the option grant.  If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements and subject to Section 12(m) of the Code, the Company will receive a corresponding deduction, in an amount equal to the excess of (a) the lesser of (i) the amount, if any, realized on the disposition and (ii) the fair market value of the shares on the date the option was exercised over (b) the option price.  Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss.  The employee will be considered to have disposed of his or her shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death).  If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price.  If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.  The holding period requirements are waived in the event of an employee's death.  The exercise of an Incentive Option may subject the employee to the alternative minimum tax ("AMT").  When calculating income for AMT purposes, the favorable tax treatment accorded qualified dispositions of employees under Section 421(a) of the Code is disregarded and the bargain purchase element of the incentive option will be considered part of AMT income.

An employee who surrenders shares of the Company's common stock in payment of the exercise price of his Incentive Option generally will not, under proposed Treasury Regulations, recognize any gain or loss upon the surrender of such shares.  The surrender of shares of the Company's common stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares of the Company's common stock.  If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares of the Company's common stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above.  In the event of a merger or other acquisition of the Company, the exchange of Company common stock for shares of the acquiring company's stock upon the exercise of Incentive Options may be a disqualifying disposition.  Under proposed Treasury Regulations, all of the shares of the Company's common stock received by an employee upon exercise of an Incentive Option by surrendering shares of the Company's common stock will be subject to the Incentive Option holding period requirements.  Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of the Company's common stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered.  For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered.  The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise.  The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash.

If the aggregate fair market value (determined at the time the option is granted) of the common stock covered by Incentive Options that are exercisable for the first time by an individual in a calendar year exceeds $100,000, the amount of the excess will not be treated as attributable to shares acquired through exercise of an Incentive Option.

Nonstatutory Options.  Any option authorized under the 2000 Plan that is not an Incentive Option is a Nonstatutory Option.  All options granted to directors will be and some Options granted to employees may be considered Nonstatutory Options.  No taxable income is generally recognized by the optionee upon the grant of a Nonstatutory Option.  The optionee must recognize as ordinary income in the taxable year in which the option is exercised an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise.  The optionee’s basis in such shares will be increased by the amount which is recognized as ordinary income.  For the year in which a Nonstatutory Option is exercised, subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee.  When the optionee disposes of such shares, he or she will recognize capital gain or loss in an amount equal to the difference between the amount realized on disposition and the basis in the shares (as increased by the amount of compensation income previously recognized by the optionee).  Any capital gain or loss will be long-term gain or loss if the shares are held for more than one year.

The 2000 Plan is not intended to be qualified under Section 401(a) of the Code, and is not intended to constitute an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

THE FOREGOING IS A SUMMARY OF CERTAIN ASPECTS OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2000 PLAN AND OF THE DISPOSITION OF SHARES RECEIVED UPON SUCH EXERCISE.  NO INFORMATION IS PROVIDED WITH RESPECT TO SUCH TAX CONSEQUENCES UNDER THE INCOME TAX LAWS OF ANY STATE, MUNICIPALITY, OR NON-U.S. TAXING JURISDICTION, OR THE GIFT, ESTATE, EXCISE (INCLUDING THE RULES APPLICABLE TO DEFERRED COMPENSATION UNDER CODE SECTION 409a), OR OTHER TAX LAWS OTHER THAN FEDERAL INCOME TAX LAW.

THE FOREGOING STATEMENTS ARE NECESSARILY GENERAL AND MAY NOT APPLY IN A PARTICULAR INSTANCE.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities, relating to

•

the integrity of the Company’s financial statements,

•

the Company’s compliance with legal and regulatory requirements,

•

the Company’s independent registered public accounting firm’s qualifications and independence, and

•

the performance of the Company’s independent registered public accounting firm.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s system of internal controls and the objectivity of its financial reporting.  The Audit Committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.  The Audit Committee appoints the independent registered public accounting firm and reviews periodically its performance and independence from management.

Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  Management has represented to the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2007 were prepared in accordance with generally accepted accounting principles.

Beard Miller Company, LLP (“BMC”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles, and discusses with the Audit Committee any issue that it believes should be raised with the Audit Committee.

In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee reviewed with management and BMC the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which review included discussing the quality of the accounting principles, practices and judgments, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the integrity of the Company’s financial reporting processes and controls. As part of that process, the Audit Committee also met with BMC, with and without management present, and discussed with BMC the overall scope and plans for, and results of, its audit.  The Audit Committee also considered, with and without management present, the selection and evaluation of BMC, including all of the relationships between BMC and the Company and the compatibility of any non-audit service with BMC’s independence.  The Audit Committee held four meetings during 2007.

In addition, the Audit Committee has received from BMC the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with BMC its independence from the Company.  The Audit Committee has also discussed with BMC any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for that year and filed with the SEC.

Robert P. Keller (Chairman)
Steven F. Bolander
Michelle L. Chicoine

The foregoing “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the SEC.  Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter following any change in beneficial ownership.  Officers, directors and such greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) reports they file.  The Company is required by SEC rules and regulations to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except for one Statement of Change in Beneficial Ownership on Form 4 for Ms. Hartley for transactions which, due to errors not within the control of Ms. Hartley, were not executed as expected on July 18, 2007. Ms. Hartley had filed a Form 4 for the transaction on July 20, 2007 and later filed a Form 4/A to accurately reflect the date on which the shares were transferred.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

What are the objectives of the Company’s compensation programs and why does the Company choose to pay each element?

The Company’s primary compensation objective is to provide a total compensation package that enables the Company to attract, retain, and motivate highly qualified and dedicated executives.  The Company recognizes its compensation packages must be competitive with those offered by peer companies in order to meet these objectives.  The Company defines its peers from two perspectives: regulated and non-regulated utilities, primarily water utilities, both for-profit and municipally owned; and companies of a comparable size located in southern New Hampshire and adjacent regions.

Another important objective of the compensation program is to provide incentives for the Company’s executives to achieve the Company’s financial objectives.  Accordingly, bonuses paid to executives under the Company’s bonus plan are principally based upon the achievement of corporate earnings at levels that meet the Company’s financial objectives and are expected to produce competitive returns for shareholders.

The Company’s stock option plan is designed to align the interests of its executives with its shareholders and, accordingly, to provide additional incentives for executives to pursue operating and financial objectives that serve to enhance and maximize the share price over time.

A significant factor in recent years in hiring and retaining senior management employees has been the threatened eminent domain taking of a substantial portion of the Company’s assets.  The proposed taking has affected new hires as well as existing employees and has necessitated special incentives including retention bonuses and certain change of control provisions that might not have been offered in the absence of or resolution of this matter.

What is the compensation plan designed to reward and how does each element of the Company’s decision regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?

The Company’s executive compensation structure is designed to reward executives for the achievement of both individual and corporate-level goals and objectives.  The primary corporate objective is to attain the Company’s budgeted level of pre-tax income before extraordinary eminent domain costs as approved by the Board at the outset of the fiscal year (as more fully described below).

The CEO annually reviews and approves individual goals and objectives for each executive officer.  These goals reflect each officer’s primary duties and responsibilities, including areas such as sales growth, new business development, operating expense and/or capital spending control, and other managerial and administrative duties.  Each executive’s compensation is directly tied to the achievement of these goals.

Similarly, the Compensation Committee annually reviews and approves the CEO’s individual goals and objectives, reflecting his primary duties to increase earnings through revenue growth and cost control, resolve the Company’s long-standing eminent domain dispute, develop the senior management team, oversee the development of longer term corporate strategies, and produce competitive returns for shareholders.

Individual elements of compensation are neither dependent upon nor intended to affect decisions regarding other elements with the exception that bonus payments are directly proportional, in part, to base salary level (as more fully described below).

What is each element of compensation and how does the Company determine the amount for each element?

Currently, the principal elements of executive compensation are base salary, bonus, and stock option awards.  Each non-employee member of the Board of Directors currently receives cash fees (as more fully described below).

Executive Officers

Base Salary.  Each executive officer’s base salary is reviewed and adjusted annually to levels determined to be competitive with peer companies.  The CEO recommends base salary changes, based in part on the use of outside surveys, as further described below, for each of the Company’s other four executive officers to the Compensation Committee during the first quarter of the fiscal year to become effective the week which includes April 1st.  The Compensation Committee reviews the recommendations of the CEO and recommends base salary changes (including changes to the CEO’s base salary) to the full Board for approval.

Periodically, the CEO directs the Vice President of Administration to retain an outside compensation consultant to conduct a survey of peer company salary levels to ensure the Company’s salary levels are competitive.  On occasion, the Compensation Committee meets with compensation consultants hired by the Company.

In 2005, the Company benchmarked its compensation, on a national average, using Mellon Consultants market data at the 50th percentile for base salary, short-term incentive expressed as a percent of base salary, and total cash compensation.  Survey data was collected from the following sources: Investor-Owned Water Utility Compensation and Benefits Survey, Mercer Survey Suite, Watson Wyatt ECS Survey Suite and utility peer companies.  At the same time, the Company conducted a competitive review of its overall benefits package.  Overall, the Company’s benefits were considered competitive in all areas including 401(k), life insurance, and health care except for pension which somewhat lagged other utilities.

In September 2006 and again in September 2007, the Company contracted with Saje Consulting Group, Inc. to evaluate the Company’s salary structure and merit budget guidelines based upon WorldatWork’s 2006-07 Salary Budget Survey.  These surveys covered data reported by more than 2,400 U.S. companies.

Specifically, these surveys are based on certain salary “pay grades” with the CEO designated as “grade 1”, Executive and Senior Vice Presidents designated as “grade 4”, and Vice Presidents designated as “grade 5”.  Employees are then benchmarked based on their current salary level in relation to minimum, median, and maximum peer salary levels.  Employees are also benchmarked based on achievement of their personal goals and objectives (i.e. actual performance) versus their expected performance.  The result of this two-pronged salary benchmarking is a 3-by-3, or 9-element, grid with each of the nine elements assigned a recommended percentage salary increase.  Other things equal, the closer the actual salary to minimum peer salary level and/or the stronger the actual performance to expected performance the higher the recommended percentage salary increase.  All peer salary levels are adjusted annually for inflation.

The CEO utilized these surveys, among other factors, in preparing recommended salary increases for 2007 and for 2008.  Base salary adjustments are normally considered and recommended to the full Board by the Compensation Committee for approval in March effective the week including April 1st.

The Company is currently planning to retain an outside expert in 2008 to conduct a new study of its compensation practices for all employees.

Bonus Plan.  For 2007 and 2008, each of the Company’s four current executive officers (other than its CEO) is a participant in a bonus “pool.”  The size of the pool is based solely upon achievement of certain levels of the Company’s pre-tax pre-bonus income before extraordinary items such as eminent domain defense costs and non-recurring sources of income (i.e. asset sales).  The size of the bonus pool is directly proportional to the Company’s target income.  Target income are directly related to the Company’s fiscal year operating budget as normally approved by the Board in January of such fiscal year.  The operating budget and therefore target income for bonus plan purposes are designed to be ambitious yet achievable.  No amount is credited into the pool if actual income (as described above) falls below 84% of target income, and the amount credited into the pool is capped upon actual income reaching 120% of target income for 2007 and 116% for 2008.  Once determined, bonus pool amounts are paid out as cash awards as follows: 55% is non-discretionary and allocated among eligible participants pro-rata to beginning-of-year base salary levels; and 45% is discretionary and allocated among eligible participants based on an assessment of their relative performance.

The CEO recommends the discretionary portion of payments under the bonus plan for each of the Company’s other executive officers to the Compensation Committee during the first quarter of the fiscal year for services rendered in the prior fiscal year.  The Compensation Committee considers the recommendations made by the CEO and recommends bonus plan payments to the full Board for approval.  Bonus plan payments for the prior year are generally made on or before March 15th.  To be eligible for any bonus award under the plan, the executive officer must be an employee of the Company on the actual payment date.

Due in part to the transition in 2006 from the Company’s former CEO to an interim CEO and then to the current CEO, the Company did not implement a formal bonus plan for 2006.  However, after considering various factors, in March 2007 the Compensation Committee, upon the recommendation of the CEO, exercised its discretion to award bonuses to five of the Company’s six executive officers.  The Compensation Committee considered, among other things, the individual performance of such executive officers in accomplishing water treatment plant construction milestones ahead of time and on budget, financing transactions and compliance activities (including Sarbanes-Oxley matters), regulated acquisitions and non-regulated service contracts, and utility regulatory matters, including the eminent domain proceeding that the City of Nashua, New Hampshire is pursuing against Pennichuck Water Works.

In March 2008, the Compensation Committee, upon the recommendation of the CEO, determined that 2007 earnings (as defined) exceeded target earnings and approved an aggregate bonus pool amount based on the provisions of the plan as described above.  The CEO recommended and the Compensation Committee determined subject to full Board approval the discretionary component of each participant’s 2007 cash bonus amount based on the degree to which each participant achieved his or her personal goals and objectives.

Pursuant to the terms of his employment agreement, the CEO’s annual target cash bonus is 40% of his then base salary, with the actual amount recommended by the Compensation Committee and approved by the full Board based on the achievement of both corporate-level and personal goals and objectives as determined by the Compensation Committee.

In March 2007, the Compensation Committee recommended and the full Board approved the new CEO’s 2006 cash bonus in the amount of $9,000.  This amount reflected the commencement of the new CEO’s employment in late summer of 2006.

In March 2008, the Compensation Committee recommended and the full Board approved the CEO’s 2007 cash bonus amount of $111,000 as compared with a target amount of $102,800.  This determination was based upon the Compensation Committee’s assessment of the degree to which the CEO achieved both corporate-level and personal goals and objectives.

Stock Options.  Upon the recommendation of the CEO, the Compensation Committee has traditionally awarded stock options, subject to full Board approval, annually at or near the beginning of the fiscal year for services rendered during the prior fiscal year and in recognition of expected long term contribution to the Company’s business.  Aggregate awards are subject to a number of factors including, but not limited to, the Company’s financial results and position, its stock price and trading activity, and general business, economic, and financial market conditions.  However, rather than award stock options in early 2006 with respect to services rendered in 2005, the Company elected to award such stock options in December 2005.  It also elected to accelerate to December 2005 the vesting of certain outstanding options otherwise scheduled to vest in January 2006.  Both of these actions were taken in advance of the January 1, 2006 effective date for the new accounting rules under statement of Financial Accounting Standard 123(R), governing expense recognition for stock options.  The Company did not award any stock options in 2006 (other than an initial grant of 40,000 options to the new CEO upon the commencement of his employment in August 2006) or in 2007.  The principal reason for the absence of stock option awards in 2006 and 2007 was the continuing extraordinary circumstance of the threatened eminent domain taking of a majority of the Company’s assets by the City of Nashua.

The CEO currently intends to recommend that in the future, under normal conditions, annual total awards of stock options (excluding awards to recruit new executives and for other special circumstances) be in the range of 1.0% - 1.5% of total common shares outstanding.  Such range reflects a balance between the dilutive effects of equity awards and amounts to properly motivate key employees to achieve the Company’s business objectives.  Awards are generally expected to occur in the first quarter of each calendar year concurrent with consideration of the other elements of employee compensation.  The Company considers stock option awards to be a critical element of long-term incentive compensation based upon an employee’s potential to favorably impact the Company’s long-term financial performance.

Traditionally, annual stock option awards have been fully vested as of the grant date in recognition of services rendered for the prior fiscal year.  This approach has also reflected the relatively stable nature of the Company’s primary business, regulated water utility services, as well as its historically very low employee turnover.  Notwithstanding the foregoing, the new CEO generally expects that in the future, most stock option grant recommendations will be accompanied by a recommendation that they be subject to vesting over some period of time (albeit subject to acceleration of vesting under certain circumstances).  Regardless of when the grant vests, however, pursuant to the requirements of the Company’s current stock incentive plan, the exercise price of each stock option is equal to the closing market price on the trading date preceding the date of grant.

Under the 2000 Plan, vested stock options are exercisable for a period of ten years from the date of grant subject to acceleration upon termination of employment or a corporate change of control.  The 2000 Plan provides that options may be granted until March 9, 2017.  As of the date of this Proxy Statement, there were 255,230 shares available for stock option awards under the 2000 Plan.

Other Compensation.  The Company provides certain executive officers a number of other recurring cash and non-cash forms of compensation not normally available to other employees of the Company.  These include provision of a company vehicle or reimbursement of vehicle expenses, reimbursement of country club membership fees and dues, and full payment of premiums for life insurance covering three times annual base salary (four times initial base salary for the CEO).

The Company has also provided certain executives non-recurring cash compensation in the form of retention bonuses and relocation allowances.  In addition, the Company has entered into agreements with its five executive officers (including its CEO) that provide for payments in the event of a change of control followed by termination of employment by the Company (other than for cause) or resignation by the executive for good reason, all as defined in the agreements.  Payments consist of up to two year’s salary, bonus, and fringe benefits (generally payable as a lump sum).  These provisions are consistent with peer company practices and are of particular import to the Company in light of the City of Nashua’s ongoing attempts to acquire substantially all the Company’s assets through eminent domain taking or otherwise.

Executive officers are also eligible for certain benefits that are available to other employees, including substantially full funding of medical and dental care, group life, and short-term disability plans, 100% matching of the first 3% of salary contributed to the Company’s 401(k) plan (subject to certain limitations), cash payments beginning upon retirement pursuant to the Company’s defined benefit pension plan, and full or partial funding of premiums pursuant to the Company’s post-retirement health care plan.

REPORT OF THE COMPENSATION

AND BENEFITS COMMITTEE

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the compensation discussion and analysis (“CD&A”) required by item 402(b) with management.  The Compensation Committee recommended to the Board of Directors that the CD&A be included in the registrant’s annual report and Proxy Statement.

The foregoing “Report of the Compensation and Benefits Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted,
James M. Murphy (Chairman)
Steven F. Bolander
Robert P. Keller

Directors

See “Director Compensation” for information on the Company’s compensation of directors.

Summary of Cash and Certain Other Compensation

Named Executive Officers

The following table sets forth information for the fiscal year ended December 31, 2007 concerning the compensation paid to each person serving as the registrant's principal executive officer or acting in a similar capacity during the last completed fiscal year ("CEO"); each person serving as the registrant's principal financial officer or acting in a similar capacity during the last completed fiscal year ("CFO"); the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals who would have been among the Company’s three most highly compensated executive officers other than the CEO and CFO but for the fact that he or she was not serving as an executive officer at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
			‚			ƒ
Duane C. Montopoli „ President and Chief Executive Officer	2007 2006	255,250 86,538	111,000 9,000	— 141,200	49,188 —	22,154 7,643	437,592 244,381

William D. Patterson Senior Vice President and Chief Financial Officer	2007 2006	155,250 143,750	120,665 12,000	— —	25,563 19,951	42,339 38,202	343,817 213,903

Stephen J. Densberger Executive Vice President	2007 2006	144,750 141,000	40,034 10,000	— —	37,487 17,606	11,220 10,135	233,491 178,741

Michael C.J. Fallon … President, Southwood	2007 2006	135,577 147,500	— —	— —	46,009 39,110	124,130 8,854	305,716 195,464

Donald L. Ware President, Regulated Utilities	2007 2006	161,250 153,500	85,491 12,500	— —	38,406 9,563	11,647 10,713	296,794 182,276

Bonalyn J. Hartley Vice President, Administration	2007 2006	125,750 120,750	40,034 12,000	— —	60,414 28,520	6,005 5,720	232,203 166,990

________________________________________________________________________________

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The Company’s fiscal year ends on December 31.

‚

Includes both bonus awards for services rendered during such year and paid in the following year and certain retention bonuses.  Included in this column for 2007 are retention bonuses paid to Mr. Patterson and Mr. Ware in March 2007 in the amounts of $75,000 and $38,000, respectively.

ƒ

The amounts presented for 2007 in this column include (a) premiums paid by the Company on term or whole life insurance policies, as the case may be, for the benefit of the named executive officers, (b) matching contributions made by the Company to the Company’s 401(k) Elective Savings Plan for Employees on behalf of the named executive officers, (c) the value of personal mileage on behalf of the named executive officers, (d) relocation assistance and (e) payment made by the Company pursuant to a Separation Agreement with one of its Principal Officers.  The dollar value of each such benefit in 2007 was (a) $3,812, $1,225, $2,373, $2,303, $1,202 and $1,872 for Montopoli, Patterson, Densberger, Fallon, Ware, and Hartley, respectively, for term or whole life insurance premiums, (b) $7,187, $4,111, $4,643, $4,067, $4,838 and $4,132 for Montopoli, Patterson, Densberger, Fallon, Ware, and Hartley, respectively, for matching 401(k) contributions, (c) $11,155, $11,925, $4,204, $7,760, $5,608 and $0.00 for Montopoli, Patterson, Densberger, Fallon, Ware, and Hartley, respectively, for the value of personal mileage, (d) relocation assistance for Mr. Patterson of $25,078 and (e) payment under a Separation Agreement for Mr. Fallon of $110,000.

„       Mr. Montopoli joined Pennichuck on August 21, 2006 as its President and Chief Executive Officer.  The salary and bonus reported for fiscal 2006 have not been annualized and represent the amount earned by Mr. Montopoli for the portion of the year he was employed by Pennichuck.

…

Mr. Fallon resigned on November 16, 2007.  The amounts reported above have not been annualized.

Executive Agreements

Employment Agreement with Duane C. Montopoli.  Effective August 21, 2006, the Company and Duane C. Montopoli entered into an Employment Agreement (the “Montopoli Agreement”) pursuant to which Mr. Montopoli presently serves as the Company's President and Chief Executive Officer, and as a director.  Mr. Montopoli’s employment with the Company, which commenced on August 21, 2006 (the “Commencement Date”), may be terminated by the Company at any time upon thirty (30) days prior written notice.

Mr. Montopoli’s initial base salary was $250,000 per year, subject to annual review for possible discretionary upward adjustment.  Additionally, he has the opportunity to earn an annual target cash bonus of 40% of his then current annual base salary based on the Compensation Committee’s and full Board’s assessment of the Company’s financial performance and Mr. Montopoli’s performance.

On the Commencement Date, Mr. Montopoli was granted a non-qualified stock option to purchase 40,000 shares of common stock at an exercise price of $19.00 per share, that being the closing price of Company common stock as reported by NASDAQ on August 18, 2006, the trading day immediately preceding the Commencement Date.  The grant vests (i.e., becomes exercisable) in three equal annual increments beginning December 31, 2006.  The Company has further agreed to grant to Mr. Montopoli an additional non-qualified stock option to purchase 30,000 shares of common stock effective on the earlier to occur of (a) the date of final termination or dismissal through any settlement, adjudication, or other resolution of the eminent domain proceeding (the “Eminent Domain Dispute”) against the Company's Pennichuck Water Works, Inc. subsidiary by the City of Nashua, New Hampshire that is now pending before the New Hampshire Public Utilities Commission (a “Final Termination”) or (b) the date of public announcement of any settlement agreement, adjudication decision, or other resolution of the Eminent Domain Dispute (such earlier date, the “Grant Date”); said option (i) terminating ten years from the Grant Date, (ii) having an exercise price equal to the closing price of the Company’s common stock on the trading day prior to the Grant Date, and (iii) being exercisable beginning on the date of Final Termination.  Mr. Montopoli may also receive other periodic awards of stock options at the discretion of the Board of Directors.  Upon the occurrence of a Change of Control (as defined in the Montopoli Agreement), all of these options will become immediately exercisable.

In the event Mr. Montopoli’s employment is terminated by the Company other than for Cause (as defined in the Montopoli Agreement) or by him for Good Reason (as defined in the Montopoli Agreement), he will be entitled to a lump sum payment equal to one year of his then current base salary, plus the continuation of benefits described in the Montopoli Agreement for 12 months.  In the event of termination by the Company without Cause or by Mr. Montopoli for Good Reason within 24 months following a Change of Control, Mr. Montopoli will be entitled to a lump sum severance payment equal to two (2) times the sum of (a) his then current annual base salary, and (b) 100% of his aggregate target bonuses of 40% and any other cash bonus plans.  Additionally, he will be entitled to continuation of certain benefits described in the Montopoli Agreement for a twenty-four (24) month period.

Mr. Montopoli is entitled to receive (A) health and dental insurance coverage to the extent provided by the Company to its executive officers; (B) group life and disability coverage to the extent provided by the Company to its executive officers; (C) insurance on his life in the amount of one million dollars ($1,000,000).  Additionally, he is entitled to participate in the Company’s current pension and other retirement plans, and the Company’s other benefit plans which may be in effect from time to time.  The Company also provides Mr. Montopoli with, (i) short term disability coverage encompassing up to sixty percent (60%) of his base salary for a period of up to twenty six (26) weeks, (ii) the use of a leased automobile, and  (iii) four (4) weeks paid vacation per year.

Mr. Montopoli agreed, as part of the Montopoli agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for one year.

On November 9, 2007, the Montopoli Agreement was amended for compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Employment Agreement with William D. Patterson.  Effective January 31, 2005, the Company and William D. Patterson entered into an Employment Agreement pursuant to which Mr. Patterson presently serves as Senior Vice President, Treasurer and CFO of the Company and its subsidiaries, Pennichuck Water Works, Inc., Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.  Mr. Patterson’s Employment Agreement provides for an initial two-year term; commencing on the first anniversary thereof, and each annual anniversary thereafter, the Employment Agreement may be extended by the Board of Directors for subsequent one-year terms (it currently has been extended to January 31, 2009).  As amended, the Employment Agreement provides that the term of Mr. Patterson’s Employment Agreement will automatically be extended to two years upon any Change of Control (as defined in the Employment Agreement, as amended).

The Employment Agreement provides that Mr. Patterson be paid an initial annual base salary of $125,000, subject to adjustment by the Board of Directors, and be generally eligible to participate in any bonus and incentive compensation plan available to the Company’s executive officers; provided, however, that Mr. Patterson shall be entitled to receive a minimum annual bonus of up to 20% of his then current base salary (“Annual Bonus Incentive”).  The level of annual bonus award will be based upon the Company’s financial and Mr. Patterson’s job performance and, at the discretion of the Compensation and Benefits Committee in consultation with the CEO, may be increased up to 130% of the Annual Bonus Incentive for any one year.

The Employment Agreement provides that beginning in calendar year 2006, Mr. Patterson may receive stock option grants at the discretion of the Board of Directors on or about the month of March of each calendar year during the term of the Employment Agreement and be entitled to participate generally in any stock option plan available to the Company’s executive officers.  In addition, the Employment Agreement provides that Mr. Patterson shall be entitled to participate in employee benefit programs available to the Company’s executive officers, together with life insurance in the amount of three (3) times his annual salary.  The Employment Agreement further provides that Mr. Patterson shall receive short term disability coverage encompassing up to sixty percent (60%) of his then current base salary for a period up to 26 weeks.

In connection with commencement of his employment pursuant to the Employment Agreement, Mr. Patterson (a) received a grant of non qualified options to acquire 10,000 shares of common stock (13,333 shares as adjusted for the Company’s four-for-three stock split effective June 1, 2005) (“Initial Grant”) under the Company’s stock option plans, with an exercise price equal to the fair market value of the stock on the date of grant, said options vesting in one third increments with one third vesting immediately on January 31, 2005, one third vesting at the end of calendar year 2005 (pursuant to a subsequent resolution of the Board of Directors), and the final one third vesting on January 31, 2007, and (b) is entitled to receive relocation assistance from the Company in an amount not to exceed sixty-eight thousand dollars ($68,000) on an after-tax cost basis.  See “Executive Compensation – Summary of Cash and Certain Other Compensation” above.

The Company or Mr. Patterson may terminate the Employment Agreement for any reason at any time upon thirty (30) days prior written notice to the other party.  In the event that Mr. Patterson’s employment is terminated by the Company for Cause (as such term is defined in the Employment Agreement) or by Mr. Patterson (except as described below), he shall be entitled to receive any accrued but unpaid salary, bonus (if any) and benefits up to the termination date.  In the event the Company terminates Mr. Patterson’s employment other than for Cause, he will be entitled to a severance payment in lump sum equal to the greater of (a) his then current salary and fringe benefits, including any bonus for which he may be entitled, for the remaining term of the Employment Agreement, or (b) his then current base salary and fringe benefits, including any bonus for which he may be entitled, for a twelve-month period following such termination.  In the event Mr. Patterson terminates his employment with the Company for Good Reason (as such term is defined in the Employment Agreement) within twenty-four (24) months following an event constituting a Change of Control (as such term is defined in the Employment Agreement) he will be entitled to a severance payment in lump sum equal to his then current salary and fringe benefits, including any bonus for which he may be entitled, for the greater of the then-remaining term of the Employment Agreement or a twelve-month period following such termination.

On November 8, 2007, the Employment Agreement was amended for compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Employee Retention Agreement.  On August 18, 2006, the Company entered into an Employee Retention Agreement (the “Retention Agreement”) with Mr. Patterson pursuant to which he was eligible to receive a one-time payment in cash or Company common stock (at Mr. Patterson’s option) equal to one-half of his base salary (but not less than $75,000) upon the sooner of: (a) March 1, 2007; or (b) the Final Disposition of the Nashua Eminent Domain Case (as defined in the Retention Agreement).  On March 1, 2007, Mr. Patterson was paid $75,000 in cash pursuant to the terms of the Retention Agreement.

Employment Agreement with Donald L. Ware.  On October 3, 2006, the Company entered into an Employment Agreement with Donald L. Ware (the “Ware Agreement”).  The Ware Agreement provides for a two year term of employment initially commencing October 3, 2006, which the Company’s Board of Directors may vote to extend for an additional one year period on the first anniversary thereof, and on each anniversary thereafter, for an additional one year period.  The term of the Ware Agreement, which has been extended to October 3, 2009, will automatically be extended to two years upon any Change of Control (as defined in the Ware Agreement).  Mr. Ware’s initial annual base salary was $156,000.  The Board of Directors will review his base salary each year during the first quarter of the calendar year for possible increase.  Mr. Ware is entitled to participate in the Company’s bonus, incentive compensation and stock option plans, as amended from time to time.

Mr. Ware is entitled to participate in the employee benefit programs available to the Company’s executive officers, including health and dental insurance coverage, group life and disability coverage, life insurance in the amount of three times his annual salary, participation in the Company’s pension and other retirement and profit sharing plans, and short term and long term disability coverage.  During the term of the Ware Agreement, the Company will also pay for Mr. Ware’s reasonable out-of-pocket business, entertainment and other related expenses incident to the performance of his duties under the Ware Agreement.  He is entitled to not less than four weeks of paid vacation, and is provided with the use of an automobile.

In the event his employment is terminated by the Company other than for “Cause” (as defined in the Ware Agreement), Mr. Ware is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (a) the remaining term of the Agreement, or (b) the period of twelve (12) months from the date of termination.  In the event Mr. Ware terminates his employment for “Good Reason” (as defined in the Ware Agreement) within 24 months following a Change in Control, he would be entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (A) the remaining term of the Ware Agreement, or (B) the period of twelve (12) months from the date of termination.

Mr. Ware agreed, as part of the Ware Agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut for one year after the expiration of the term of the Ware Agreement.

On November 7, 2007, the Ware Agreement was amended for compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Employee Retention Agreement.  As amended on December 18, 2006, the Company entered into an Employee Retention Agreement (the “Retention Agreement”) with Mr. Ware pursuant to which he was eligible to receive a one-time payment in cash or Company common stock (at Mr. Ware’s option) equal to twenty-four percent of his base salary (but not less than $38,000) upon the sooner of: (a) March 1, 2007; or (b) the Final Disposition of the Nashua Eminent Domain Case (as defined in the Retention Agreement).  On March 1, 2007, Mr. Ware was paid $38,000 in cash pursuant to the terms of the Retention Agreement.

Change of Control Agreement with Stephen J. Densberger.  Mr. Densberger is party to a Change of Control Agreement which, as amended, provides for a lump-sum payment to him in certain circumstances, as discussed below, subject to provisions of the agreement that are intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Mr. Densberger’s agreement will automatically be extended to two years upon any Change of Control (as defined in the agreement, as amended).  That extension will affect the amount of the lump sum payment to Mr. Densberger if his employment is terminated by the Company other than for Cause or if he terminates his employment for Good Reason (as defined in the agreement) within twenty-four months following a Change of Control of the Company, as that lump sum is equal to Mr. Densberger’s then current salary and certain fringe benefits, for the greater of the then remaining term of his agreement or twelve months.

Change of Control Agreement with Bonalyn J. Hartley.  Ms. Hartley is party to a Change of Control Agreement which, as amended, provides for a lump-sum payment to her in certain circumstances, as discussed below, subject to provisions of the agreement that are intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Ms. Hartley’s agreement will automatically be extended to two years upon any Change of Control (as defined in the agreement, as amended).  That extension will affect the amount of the lump sum payment to Ms. Hartley if her employment is terminated by the Company other than for Cause or if she terminates her employment for Good Reason (as defined in the agreement) within twenty-four months following a Change of Control of the Company, as that lump sum is equal to Ms. Hartley’s then current salary and certain fringe benefits, for the greater of the then remaining term of her agreement or twelve months.

Stock Option Grants During the Fiscal Year Ended December 31, 2007

There were no stock option grants during the fiscal year ended December 31, 2007.  For additional information regarding grants of stock options, see Compensation Discussion and Analysis located on page 16 of this Proxy Statement.

Stock Option Exercises and Fiscal Year End Values

The following tables set forth information concerning the exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2007, and the number and the fiscal year end value of unexercised options held by the Named Executive Officers at December 31, 2007.  The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise.  The value of unexercised, in-the-money options at December 31, 2007, is the difference between its exercise price and the fair market value of the underlying stock on such date.  These values have not been, and may never be, realized.  The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Company’s common stock on the date of exercise.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) 	Option Exercise Price ($)	Option Expiration Date

Duane C. Montopoli	26,667	13,333	—	19.00	08/21/2016

William D. Patterson	13,333	—	—	19.67	01/28/2015
	6,000	—	—	19.51	12/09/2015

Donald L. Ware	5,040	—	—	17.44	01/07/2010
	3,333	—	—	20.25	01/25/2012
	5,333	—	—	20.14	10/03/2013
	5,333	—	—	21.24	01/23/2014
	6,000	—	—	19.67	01/28/2015
	6,000	—	—	19.51	12/09/2015

Stephen J. Densberger	2,667	—	—	11.81	01/08/2009
	5,333	—	—	17.44	01/07/2010
	5,333	—	—	15.29	01/12/2011
	3,333	—	—	20.25	01/25/2012
	5,333	—	—	20.14	10/03/2013
	4,667	—	—	21.24	01/23/2014
	5,333	—	—	19.67	01/28/2015
	4,000	—	—	19.51	12/09/2015

Bonalyn J. Hartley	5,333	—	—	17.44	01/07/2010
	4,133	—	—	15.29	01/12/2011
	3,333	—	—	20.25	01/25/2012
	2,667	—	—	20.14	10/03/2013
	3,333	—	—	21.24	01/23/2014
	4,000	—	—	19.67	01/28/2015
	4,000	—	—	19.51	12/09/2015

Michael C.J. Fallon	13,333	—	—	19.67	01/28/2015
	6,000	—	—	19.57	12/09/2015

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This table does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Mr. Montopoli located on page 22 of this Proxy Statement.

OPTION EXERCISES AND STOCK VESTED

OPTION AWARDS 
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Duane C. Montopoli	—	—

William D. Patterson	—	—

Donald L. Ware	1,500	11,967

Stephen J. Densberger	—	—

Bonalyn J. Hartley	1,200	13,230

Michael C.J. Fallon	—	—

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Exercises listed are for the fiscal year ended December 31, 2007.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Duane C. Montopoli	Pension Plan for Employees of Pennichuck Corporation	1	49,188	—

William D. Patterson	Pension Plan for Employees of Pennichuck Corporation	2	45,514	—

Donald L. Ware	Pension Plan for Employees of Pennichuck Corporation	12	123,640	—

Stephen J. Densberger	Pension Plan for Employees of Pennichuck Corporation	33	287,461	—

Bonalyn J. Hartley	Pension Plan for Employees of Pennichuck Corporation	27	386,173	—

Michael C.J. Fallon 	Pension Plan for Employees of Pennichuck Corporation	2	—	—

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Mr. Fallon resigned on November 16, 2007 and, as such, forfeited his unvested accumulated pension benefits.

Pension Plan

The Company maintains a qualified, non-contributory defined-benefit pension plan for all qualifying employees of the Company and its subsidiaries.  In general, the pension plan provides for monthly payments to or on behalf of each covered employee based upon such employee’s career averaged annual compensation prior to retirement and the employee’s covered years of service.  Directors who are not employees are not eligible to participate in the plan.  The pension plan includes optional early retirement benefits, provided a participant has attained age 55 and has completed ten or more years of covered service.  Under the pension plan, the Company makes an annual contribution for the benefit of eligible employees computed on an actuarial basis.  All contributions to the fund and expenses of administering the fund are paid by the Company.

The following table sets forth severance benefits that would have been paid to the Named Executive Officers upon certain types of termination of employment quantified as though the termination occurred on December 31, 2007.  Such amounts are payable pursuant to employment-related agreements as more fully described elsewhere in this Proxy Statement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Name	Resignation for Good Reason ($)	Termination without Cause ($)	Change in Control Followed by Termination Without Cause or Resignation for Good Reason ($)	Unvested Stock Options ($)	Resignation ($)

Duane C. Montopoli	293,447	293,447	792,494	102,800 	—

William D. Patterson	—	198,062 ‚	365,653 ƒ	—	—

Donald L. Ware	—	194,592 ‚	389,184 ƒ	—	—

Stephen J. Densberger	—	—	318,924	—	—

Bonalyn J. Hartley	—	—	281,175	—	—

Michael C.J. Fallon „	N/A	N/A	N/A	N/A	110,000

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Does not include a contingent grant of an additional option to purchase 30,000 shares of common stock as more fully described under Employment Agreement for Mr. Montopoli located on page 22 of this Proxy Statement.

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Amount does not reflect bonus paid on March 14, 2008 pursuant to the 2007 bonus plan.  See “Summary Compensation Table” located on page 21 of this Proxy Statement for bonus amount paid and see “Compensation Discussion and Analysis” located on page 16 of this Proxy Statement for a description of the 2007 bonus plan.  In the event of termination without cause, the named executive officer’s related employment agreement provides for the payment of his current salary and fringe benefits, including any bonus for which he may be entitled.  Bonus payments are not guaranteed.

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Amount does not reflect bonus paid on March 14, 2008 pursuant to the 2007 bonus plan.  See “Summary Compensation Table” located on page 21 of this proxy Statement for bonus amount paid and see “Compensation Discussion and Analysis” located on page 16 of this Proxy Statement for a description of the 2007 bonus plan.  In the event of a change in control followed by either termination without cause or resignation for good reason, the named executive officer’s related employment agreement provides for the payment of two times his current salary and fringe benefits, including any bonus for which he may be entitled.  Bonus payments are not guaranteed.

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Mr. Fallon, President of Southwood, resigned from his position effective November 16, 2007.  The Company and Mr. Fallon entered into a Confidential Separation Agreement and Release (the “Separation Agreement”) pursuant to which Mr. Fallon agreed to make himself reasonably available to the Company for discussions related to transition information and services and consented to a general release of any and all known and unknown claims against the Company.  In consideration for Mr. Fallon’s entry into the Separation Agreement and his obligations thereunder, the Company has paid Mr. Fallon a one-time payment of $110,000.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Total ($)

Joseph A. Bellavance	17,900	17,900
Steven F. Bolander	20,600	20,600
Michelle L. Chicoine	19,400	19,400
Robert P. Keller	28,500	28,500
John R. Kreick	27,000	27,000
Hannah M. McCarthy	19,400	19,400
James M. Murphy	19,700	19,700
Martha E. O’Neil	17,000	17,000

Each of the non-employee members of the Company’s Board of Directors currently receives a fee of $8,000 annually and, effective May 5, 2008, this fee will increase to $10,000 annually.  Additionally, each non-employee director receives a fee of $600 for each Board of Director and committee meeting they attend in person or by telephone participation.  Each committee Chairman also receives an additional fee of $1,500 annually, other than the Chairman of the Audit Committee, who receives an additional fee of $2,500 annually.  The Chairman of the Board of Directors receives an additional fee of $4,000 annually and, effective May 5, 2008, this fee will increase to $5,000 annually.  The one director who is also a salaried employee of the Company (i.e., the CEO) does not receive any separate compensation for his services as a director of the Company or of its subsidiaries.  Customarily, the Board votes on new committee assignments immediately following the Annual Meeting of Shareholders in early May.

The increases in director’s fees effective May 5, 2008 were determined by the Compensation Committee based upon an analysis of director’s fees for the following four comparable companies: Middlesex Water Company, Connecticut Water Service Company, York Water Company, and Artesian Resources.  These companies were selected as comparables based on their water utility businesses, east coast locations, and total equity market capitalizations.  Annual director fees were raised to bring overall director compensation more in line with the comparable companies.  Additional consideration was given to the responsibilities of each Board member to their respective Board Committee duties.  The Chairman’s additional annual fee was raised to bring his compensation more in line with the Chairpersons of the comparable companies.  Additional consideration was given to the Chairman’s regular attendance and participation in various Board Committee meetings for which he is not directly compensated.  Finally, consideration was also given to the extended period of time since Board compensation was previously raised.

Additionally, as described herein, the Company is seeking shareholder approval to amend its stock option plan to permit the grant of stock options to directors.  While the Company has no intention to grant stock options to its directors in the immediate future, looking ahead, the Company believes this change is consistent with a key element of its compensation generally, which is to align the interests of its employees and directors with its shareholders.  The Company also believes this change will enhance its ability to recruit qualified directors in the future.

Certain Relationships and Related Party Transactions

Ms. McCarthy served as the Company’s interim President and CEO from April 16, 2006 until August 21, 2006, and was paid $84,923 by the Company for her services.  After consideration, the Board of Directors determined that Ms. McCarthy’s exercise of independent judgment in carrying out her responsibilities as a Company director has not been, and will not be, adversely affected by this relationship and that this relationship would not adversely affect Ms. McCarthy’s status as an “independent director” within the meaning of the relevant NASDAQ rules and all other applicable laws and standards, except that Ms. McCarthy will not be deemed to be an “independent director” for purposes of serving on the Company’s Audit Committee or Compensation Committee for the respective periods specified by such rules.

Code of Ethics for Financial Professionals

The Company has adopted a Code of Ethics for Financial Professionals applicable to the principal executive officer and all persons serving in a finance, accounting, treasury, tax or investor relations role.  The Code of Ethics sets forth standards designed to deter wrongdoing and to promote honest and ethical conduct by such persons, including the avoidance of conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations.  A copy of the Code of Ethics for Financial Professionals is available at the Company’s website, www.pennichuck.com.  The Company intends to satisfy the SEC disclosure requirement regarding amendments to, or waivers from, certain provisions of its Code of Ethics for Financial Professionals by posting such information on the Company’s website.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2007, relating to the equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.  All amounts shown in the table have been adjusted for the four-for-three stock split effective June 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders 	224,015	$19.13	254,897
Equity compensation plans not approved by security holders ‚	—	—	No express number set by plan ‚
Total	224,015	$19.13	254,897

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These plans are the Company’s 1995 Stock Option Plan and the 2000 Plan.

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The Company adopted a Deferred Compensation Program for directors of Pennichuck Corporation in 1987, as amended in 1997 (the “Plan”).  The Plan enables directors to defer receipt of all or part of their annual retainer and meeting fees until the individual ceases to be a director or upon age 70, if earlier.  Participating directors under the plan have the option of (1) deferring receipt of such fees, with interest accruing thereon based on the Company’s average cost of money for its short term borrowings, or (2) converting such fees on a semi-annual basis into common share equivalents based on the closing bid price of the Company’s common stock on the conversion date, with dividends credited to the participant on such unit share equivalents and similarly converted into additional common share equivalents. Upon termination of the deferral period, participating directors receive a distribution consisting either of the full amount of cash and interest accrued to his/her account or shares of restricted common stock of the Company equal to the number of unit share equivalents so accumulated.  No directors are presently participating in this Plan.  The Plan does not provide for a maximum number of shares of common stock that may be issued under the Plan.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

There were no changes in or disagreements with accountants on accounting and financial disclosure during the last two fiscal years.

Fees Paid to Independent Accountants

The following table sets forth the aggregate fees billed, or to be billed, by its independent accountants for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees billed for audit-related services, tax services and all other services rendered during those periods.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees 	$ 248,471	$ 313,057
Audit-Related Fees ‚	8,500	17,360
Tax Fees ƒ	12,000	9,025
All Other Fees „	—	—
Total Fees	$ 268,971	$ 339,442

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Audit Fees consist of fees billed, or to be billed, for professional services rendered for the integrated audit of the Company’s consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim consolidated financial statements included in quarterly reports and services related to registration statements and bond financings.

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Audit-related fees consist of fees, costs and expenses arising from the audit of the Company’s pension plan.  Excluded from this table are billings by PWC, the Company’s former independent accountants.  For fiscal 2007 and 2006, fees billed by PricewaterhouseCoopers LLP (“PWC”), the Company’s former independent accountants, in connection with use of their prior audits, are not included in this table.

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All tax fees listed were paid to BMC in connection with tax return preparation and professional fees related to the eminent domain proceeding.

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All other fees consist of fees for all products and services other than those reported above.

The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by independent registered public accounting firms.  All audit services, audit-related services, tax services and other services for fiscal 2007 were pre-approved by the Audit Committee, which concluded that the provision of such services by BMC was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.  During March 2008, the Audit Committee pre-approved BMC for audit and non-audit services to be provided to the Company for fiscal 2008.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K is available without charge upon request from our Investor Relations department at Pennichuck Corporation, 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Investor Relations; Telephone No. (603) 882-5191.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items set forth in this Proxy Statement.  The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.

By Order of the Board of Directors,

RICHARD A. SAMUELS

Secretary

Appendix A

PENNICHUCK CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

(as amended and restated March 13, 2008)

      1.    Purpose of the Plan.  The purpose of the 2000 Stock Option Plan, as amended and restated (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Employees of Pennichuck Corporation or any present or future Parent or Subsidiary of Pennichuck Corporation and Directors of Pennichuck Corporation to promote the success of business by providing for or increasing the proprietary interests of such Employees and Directors in the Company.  It is intended that options issued pursuant to this Plan shall constitute (i) "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) Nonstatutory Stock Options.

      2.    Definitions.  As used herein, the following definitions shall apply:

      (a)   "Board" means the Board of Directors of the Company.

      (b)   "Common Stock" means the common stock of the Company, par value $1.00 per share.

      (c)   "Company" means Pennichuck Corporation, a business corporation organized under the laws of the State of New Hampshire.

      (d)   "Code" means the Internal Revenue Code of 1986, as amended.

      (e)   "Committee" means the Committee appointed by the Board in accordance with Paragraph 4 (a) hereof.

      (f)   "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee.  Continuous Employment or Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, or in the case of transfers between locations of the Company or any Subsidiary or its Parent.

      (g)   "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.  Continuous Status as a Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board.  With respect to an Optionee who is both an Employee and a Director, Continuous Status as a Director shall not be considered interrupted solely because such Optionee terminates service as an Employee so long as such Optionee continues to be a Director without interruption.

       (h)   “Director” means any member of the Board of Directors of the Company.

      (i)   "Disinterested Persons" means an administrator of the Plan who is not at the time he or she exercises discretion in administering the Plan eligible, has not at any time within one year prior thereto been eligible, and for one year after so serving will not be eligible, for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company entitling the participants therein to acquire stock or stock options of the Company.

      (j)   "Employee" means any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.

      (k)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (l)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (m)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

      (n)   "Optioned Stock" means Common Stock subject to an Option.

      (o)   "Optionee" means an individual who receives an Option.

      (p)   "Parent" means any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

      (q)   "Plan" means this 2000 Stock Option Plan.

      (r)   "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

      (s)   "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 424 (f) and (g) of the Code.

      3.    Shares Subject to the Plan.  Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of Shares of Common Stock which may be optioned and sold under the Plan is 500,000 Shares.

      If an Option issued pursuant to the Plan should be cancelled, expire or become unexercisable without having been exercised in full, as a result of termination of the Optionee's employment, voluntary surrender of the Option, or otherwise, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for future grant of other Options under the Plan.

      4.    Administration of the Plan.

      (a)   Committee.  The Plan shall be administered by a Committee consisting of not less than three Disinterested Persons appointed by the Board.

      (b)   Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:  (i) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (ii) to consider and make recommendations to the Board concerning the persons to whom, and the time or times at which, Options shall be granted, the type or combination of types of Options to be granted, the number of Shares to be represented by each Option and the vesting provisions, if any, of each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) except as limited by this Plan, or otherwise determined by the Board, to determine the terms and provisions of each Option grant (which need not be identical), including without limitation restrictions on transferability of the Optioned Stock; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (vii) to accept the surrender of Options and the substitution of new Options in exchange therefor; (viii) to recommend to the Board that the time or times at which any Option may be exercised be accelerated or deferred (with the consent of the Optionee) but in no event beyond the term of the Option under Section 7; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan and to exercise such other power and authority as may be delegated to it by the Board from time to time.

      (c)   Effect of the Committee's Decision.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

      5.    Eligibility.

      (a)   Incentive Stock Options shall be granted by the Board and may be granted only to Employees who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company.  In determining the Employees to whom Incentive Stock Options shall be granted, and the number of Shares to be covered by each Option, the Board shall consider current position, current salary and other compensation, value of services rendered and expected to be rendered, recommendations of senior management and other relevant factors.  No Employee who owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary of the Company, may receive any Options.

The maximum aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by an Employee under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Company or of any present or future Parent or Subsidiary of the Company, shall not exceed $100,000; to the extent the aggregate fair market value of the Shares exceeds such limit, such Options or portions thereof shall be treated as Nonstatutory Stock Options.

      (b)   Nonstatutory Stock Options shall be granted by the Board and may be granted to Employees and Directors.

      (c)   A person who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

      (d)   The Plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his or her right or the Company's or, where applicable, its Parent's or a Subsidiary's right to terminate his or her employment at any time, which right is hereby reserved.  Selection for participation in the Plan in one year does not necessarily imply selection in another year.

      6.    Term of Plan.

      (a)   The Plan, as amended and restated, became effective on March 13, 2008, the date of its adoption by the Board ("Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months after the Effective Date.  The Plan, as amended and restated, shall continue in effect for a term of 10 years (i.e., until March 13, 2018) unless sooner terminated under Section 14 of the Plan.  No Option shall be granted after 10 years from the Effective Date.

      (b)   Pending shareholder approval of this amended and restated Plan, grants of Nonstatutory Stock Option may be made by the Board to Directors, subject to shareholder approval of this amended and restated Plan, but any such Nonstatutory Stock Option shall be contingent upon such shareholder approval being obtained and no such Nonstatutory Stock Option may be exercised prior to the date shareholder approval is obtained.

      7.    Term of Option.  The term of each Option, within which it may be exercised, shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Option grant.  In addition, each Option shall be subject to early termination as provided in the Plan.

      8.    Exercise Price and Methods of Payment.

      (a)   The price per Share at which each Option granted under the Plan may be exercised, whether Incentive Stock Options or Nonstatutory Stock Options, shall not, as to any particular Option, be less than its fair market value at the time such Option is granted.  Fair market value shall be determined by the Board in the following manner: (i) if on the date of the granting of an Option, sales prices for the Common Stock are regularly reported on a stock exchange or market, then the price per Share shall be no less than the closing price reported on such exchange or market on the most recent trading day preceding the date such Option is granted or if there are no such sales on said date, then the price per share shall be the mean between the closing bid and asked prices on such date as and if so reported; (ii) if no such sales prices or bid and asked quotations are reported for such date, then the price per share shall be determined as of the next reasonably current, prior date for which such final sales price (if available) or closing bid and asked prices (if no final sales price is reported) are reported; or (iii) if no information is available which satisfies the above requirements, the Committee shall make a good faith determination of fair market value based upon the information reasonably available to it at that time.

      (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other Shares of Common Stock having a fair market value (determined by the Committee) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

      9.    Exercise of Option.

      (a)   Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable in whole at any time during the term of the Option, or in part (but not as to less than 10 Shares at any one time) from time to time during such term, upon such terms and conditions as determined by the Board at the date of grant and as shall be permissible under the terms of the Plan; provided, however, that subject to Sections 9 (b), (c) and (d), an Incentive Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option and a Nonstatutory Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee or Continuous Status as a Director since the date of the grant of the Option, unless otherwise determined by the Committee, in its sole discretion.

      An Option may be exercised, subject to provisions hereof relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price, payable as determined by the Committee consistent with Section 8 (b) of the Plan.  If any portion of the exercise price is paid in Shares, such Shares shall be tendered at their then fair market value as determined by the Committee in accordance with Paragraph 8 (a) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b)   Exercise During Employment or directorship or Following Death.  Unless otherwise provided in the terms of an Option, and except as provided in subparagraphs (c) and (d) below, an Incentive Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option, and a Nonstatutory Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee or Continuous Status as a Director since the date of the grant of the Option, except in each case if his or her Continuous Status as an Employee or Continuous Status as a Director is terminated by reason of death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Optionee may be exercised within ninety (90) days from the date of his or her death (but no later than the date on which such Option would otherwise expire) by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.

      (c)   Option Rights Upon Disability.  If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while an Employee or a Director, the Committee, in its discretion, may allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination due to disability, unless either the Option or the Plan otherwise provides for earlier termination.

      (d)   Option Rights Upon Termination.  If an Optionee ceases to maintain Continuous Status as an Employee or Continuous Status as a Director for any reason other than death or disability, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to be exercised (to the extent exercisable on the date the Optionee ceased to maintain Continuous Status as an Employee or Continuous Status as a Director) at any time within three (3) months after such date, unless either the Option or the Plan otherwise provides for earlier termination of the Option.

      For purposes of subparagraphs (b), (c) and (d) above the Committee's determination whether a termination has occurred, and the effective date thereof, shall be final and conclusive with regard to all persons affected thereby.

      10.   Non-Transferability of Options.  Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.  An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

      11.   Adjustments Upon Changes in Capitalization or Merger.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

      In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within the time prescribed by the Board in its sole discretion or the Board may provide for each outstanding Option to be assumed or for an equivalent Option to be substituted by a successor corporation in the transaction.

      12.   Time of Granting Options.  The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Option. Notice of the determination shall be given to each Employee or Director to whom an Option is so granted within a reasonable time after the date of such grant.

      13.   Modification of Options.  At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him or her by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Options.

      14.   Amendment and Termination of the Plan.

      (a)   Amendment and Termination.  The Board may terminate or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following amendments shall require approval of the shareholders of the Company:

            (i)   any change in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11;

            (ii)  any material modification in the designation of the class of persons eligible to be granted Options;

            (iii) any change in the minimum Option price under Section 8, other than pursuant to Section 11, or any extension of the period within which Options may be exercised;

            (iv)  removal of the administration of the Plan from the Committee; or

            (v)   any material increase in the benefits accruing to participants under the Plan.

      (b)   Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

      15.   Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with any applicable provisions of law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      Inability of the Company to obtain any ruling, decision, order, registration or approval from any regulatory body or authority deemed by the Company's counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to provide at the time of any such exercise such representations and warranties as the Company shall deem necessary to assure compliance with applicable laws, rules, regulations and interpretations, including representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representations and warranties necessary or advisable to assure the availability of any exemption from the registration requirements of federal or state laws.

      Each Incentive Stock Option shall include such terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor or regulation thereunder.  Subject to the limitations of Section 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any awards or agreements thereunder for such purpose.

      The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her.

      16.   Reservation of Shares.  The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

      17.   Option Grant.  Options shall be evidenced by written Option grants in such form as the Board or the Committee shall approve.

      18.   General Provisions.

      (a)   Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

      The obligations of the Company under the Plan shall be conditional on the payment of such withholding amount, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amount from any obligations otherwise due from any of them to the Optionee.

      (b)   The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.

ANNUAL MEETING OF SHAREHOLDERS OF

PENNICHUCK CORPORATION

May 5, 2008

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible.

▼Please detach along perforated line and mail in the envelope provided.▼

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE						☒
1. To elect the following nominees for director:				2. To approve the proposed amendment and restatement of FOR AGAINST ABSTAIN the Pennichuck Corporation 2000 Stock Option Plan. ☐ ☐ ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ Janet M. Hansen ☐ Hannah M. McCarthy ☐ James M. Murphy

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE

URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING

ENVELOPE.

A VOTE “FOR” ALL DIRECTOR NOMINEES AND TO APPROVE THE

PROPOSED AMENDMENT AND RESTATEMENT OF THE PENNICHUCK

CORPORATION 2000 STOCK OPTION PLAN IS RECOMMENDED BY THE

BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON

SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL

MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING   ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:		Signature of Shareholder	Date:

Note:   Please sign exactly as your name appears on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please five full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PENNICHUCK CORPORATION

PROXY FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MONDAY, MAY 5, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned having received notice of the 2008 Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) John R. Kreick and Duane C. Montopoli, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2008 Annual Meeting of Shareholders of PENNICHUCK CORPORATION (the “Company”) to be held Monday, May 5, 2008 at 9:00 a.m., local time, at the Marriott Hotel, 220 Southwood Drive, Nashua, New Hampshire, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)